UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 19, 2015

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-4086662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road, Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Brekford Corp (the “Company”) held on June 19, 2015, the stockholders voted on:  (i) the election of four director nominees (Proposal 1); and (ii)  adoption of a non-binding advisory resolution, the compensation paid to the Company’s named executive officers for 2015; these matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below:

Proposal 1 – to elect four individuals to serve as directors of the Company until the 2016 annual meeting of stockholders:

	For	Against	Abstain	Broker Non-Votes
C.B. Brechin	23,126,395	-	-	-
Scott Rutherford	23,126,395	-	-	-
Gregg Smith	23,126,395	-	-	-
Robert West	23,126,395	-	-	-

Proposal 2 – Adoption of a non-binding advisory resolution approving the compensation of the named executive officers

For	Against	Abstain	Broker Non-Votes
23,126,395	-	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: June 24, 2015	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and Chief Financial Officer